Exhibit 10.44
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].

CONFIDENTIAL
FIRST AMENDMENT TO MATERIALS SUPPLIER AGREEMENT
This First Amendment to the Materials Supplier Agreement (this “Amendment”) is made effective as of October 1, 2020 (the “Amendment Effective Date”), by and between Insulet Corporation, on behalf of itself and its worldwide affiliates, having its principal place of business at 100 Nagog Park, Acton, Massachusetts 01821 (“Insulet”) and Sanmina Corporation, on behalf of itself and its worldwide affiliates, having its principal place of business at 2700 North First Street San Jose, CA 95134 (“Supplier”). Insulet and Supplier may hereinafter be collectively referred to as the “Parties” and individually as a “Party.” The First Amendment and the Original Agreement (as defined below) are collectively referred to herein as the “Agreement.” All capitalized terms used herein are as defined in the Original Agreement, unless otherwise expressly defined herein.

WHEREAS, the Parties entered into the Materials Supplier Agreement dated October 11, 2018 (the “Original Agreement”) pursuant to which Supplier manufactures for Insulet certain printed circuit board assemblies more particularly described in Exhibit A to the Original Agreement;

WHEREAS, the Parties have agreed to amend the Original Agreement in order to add the manufacture and production of certain Insulet Ominpod products more particularly described on Amended Exhibit A (the “Pod Products” or “Pod”) attached hereto (“Pod Manufacturing”);

WHEREAS, in connection with the expansion of Products to include the Pod Products which Supplier will manufacture for Insulet the Parties have agreed to amend certain other terms and conditions of the Original Agreement;

NOW, THEREFORE, the Parties hereby agree to amend the Original Agreement as follows:

1.Pricing. Exhibit A to the Original Agreement is amended by adding Amended Exhibit A attached hereto.

2.Credit Limit. The credit limit identified in Section 1.b. of the Original Agreement shall be reviewed on a quarterly basis by Supplier in accordance with Supplier’s internal financial policies and Section 1.b. of the Original Agreement. As of the Amendment Effective Date, it is hereby acknowledged that Insulet has a currently approved credit limit in the amount of [***].

3.Term. The “Initial Contract Term” identified in the Original Agreement shall be changed from “Three (3) years from the Effective Date” to “Commencing on the Effective Date and expiring on October 31, 2025.”

4.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signatures on Following Page]

AGREED TO AND ACCEPTED BY:

Insulet Corporation		Sanmina Corporation

/s/ Peter Griffin		/s/ Sushil Dhiman

BY:	Peter Griffin	BY:	Sushil Dhiman

TITLE:	VP Global Procurement	TITLE:	EVP, North America IMP Operation
(Print name)

DATE:	3/19/2021	DATE:	3/19/21